Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Superconductor Technologies Inc. on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, of our report dated March 30, 2016 (which report expresses an unqualified opinion and includes an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern), with respect to our audits of the consolidated financial statements of Superconductor Technologies Inc. as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 incorporated by reference in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-214433). We also consent to the reference to our firm under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-214433) as incorporated by reference in this Registration Statement.

/s/ Marcum LLP

Marcum LLP

Los Angeles, California

December 8, 2016